                                                                               .
                                                                               .
                                                                               .
                                                                  EXHIBIT 12 (A)

                          DORAL FINANCIAL CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                                   QUARTER ENDED
                                                                                   MARCH 31, 2003
                                                                               ----------------------
INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $ 83,355
  Plus:
     Fixed Charges (excluding capitalized interest)                                      68,898
                                                                                       --------

TOTAL EARNINGS                                                                         $152,253
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $ 67,993
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    340
     An estimate of the interest component within rental expense                            565
                                                                                       --------

TOTAL FIXED CHARGES                                                                     $68,898
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         2.21
                                                                                       ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                                         $ 83,355
  Plus:
     Fixed Charges (excluding capitalized interest)                                      50,832
                                                                                       --------

TOTAL EARNINGS                                                                         $134,187
                                                                                       ========

FIXED CHARGES:
     Interest expensed and capitalized                                                 $ 49,927
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                                    340
     An estimate of the interest component within rental expense                            565
                                                                                       --------

TOTAL FIXED CHARGES                                                                    $ 50,832
                                                                                       ========

RATIO OF EARNINGS TO FIXED CHARGES                                                         2.64
                                                                                       ========
